EXHIBIT 23.1





We hereby consent to the inclusion of our report dated January 30, 2004 in this 10 K and to the incorporation by reference of such report in the company's previously filed (i) Registration Statement on Form S-3 (File No. 333-24281), (ii) Registration Statement on Form S-8 (File No. 333-24269), (iii) Registration Statement on Form S-8 (File No. 333-42016), and (iv) Registration Statement on Form S-8 (File No. 333-71976).



/s/ VITALE, CATURANO & COMPANY P.C.


Boston, Massachusetts
March 26, 2004